                                                                 EXHIBIT 1.A.5.i

         FORM OF ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES
                         AND NET CASH SURRENDER VALUES

The following tables illustrate how the Death Benefits, Policy Account Values and Net Cash Surrender Values of a Policy may change with the investment experience of the Subaccounts. The tables show how the Death Benefits, Policy Account Values and Net Cash Surrender Values of a Policy issued to an Insured of a given age and sex would vary over time if the investment return on the assets held in each Portfolio were a uniform, gross, annual rate of 0%, 6% and 12%.

The tables on pages A-3 to A-8 illustrate a Policy issued to a male Insured, Age 40 in the Preferred Premium Class with a Face Amount of $250,000 and a Planned Periodic Premium of $3,000 paid at the beginning of each Policy Year. The Death Benefits, Policy Account Values and Net Cash Surrender Values would be lower if the Insured was in a nonsmoker or smoker class or a class with extra ratings since the cost of insurance charges would increase. Also, the values would be different from those shown if the gross annual investment returns averaged 0%, 6% and 12% over a period of years, but fluctuated above and below those averages for individual Policy Years.

The second column of the tables show the amount to which the premiums would accumulate if an amount equal to those premiums were invested to earn interest, after taxes, at 5% compounded annually. The columns shown under the heading "Guaranteed" assume that throughout the life of the policy, the monthly charge for cost of insurance is based on the maximum level permitted under the Policy (based on the 1980 CSO Smoker/Nonsmoker Table), a Premium Expense Charge of 5%, maximum Monthly Administrative Fee of $12, an Initial Administrative Charge of $17.50, and a daily charge for mortality and expense risks equivalent to an annual rate of 0.90%. The guaranteed Premium Expense Charge assumes a 2% Premium Tax Charge. However, certain states may impose higher premium taxes. For those Policies, the Death Benefit, Policy Account Value, and Net Cash Surrender Value would be lower since the guaranteed Premium Expense Charge would be higher. The columns under the heading "Current" assume that throughout the life of the policy, the monthly charge for cost of insurance is based on the current cost of insurance rate, a Premium Expense Charge of 3.5%, current Monthly Administrative Fee of $7.50, an Initial Administrative Charge of $17.50 and a daily charge for mortality and expense risks equivalent to an annual rate of 0.75%.

The amounts shown in all tables reflect an averaging of certain other asset charges described below that may be assessed under the Policy, depending upon how premiums are allocated. The total of the asset charges reflected in the Current and Guaranteed illustrations, including the Mortality and Expense Risk Charge listed above, is 1.56% and 1.72%, respectively. This total charge is based on an assumption that an Owner allocates the Policy values equally among each available Subaccount.

These asset charges reflect an investment advisory fee of 0.65% which represents an average of the fees incurred by the Portfolios during the most recent fiscal year and expenses of 0.16% which is based on an average of the actual expenses incurred by the Portfolios during the most recent fiscal year. For certain Portfolios, certain expenses were reimbursed or fees waived during 1999. It is anticipated that expense reimbursement and fee waiver arrangements will continue past the current year. Absent the expense reimbursement, the 1999 Total Annual Expenses would have been 1.21% for the Market Street Fund All Pro Small Cap Value Portfolio, 0.57% for the VIP Fund Equity-Income Portfolio, 0.66% for the VIP Fund Growth Portfolio, 0.91% for the VIP Fund Overseas Portfolio, 0.63% for the VIP II Fund Asset Manager Portfolio, 0.67% for the VIP II Fund Contrafund(R) Portfolio, 1.17% for the Strong Mid Cap Growth Fund II, and 3.23% for the Van Eck Worldwide Real Estate Portfolio. Similar expense reimbursement and fee waiver arrangements were also in place for the other Portfolios and it is anticipated that such arrangements will continue past the current year. However, no expenses were reimbursed or fees waived during 1999 for these Portfolios because the level of actual expenses and fees never exceeded the thresholds at which the reimbursement and waiver arrangements would have become operative. In the event that reimbursements or fee waivers do not continue for any Portfolio in future years, the Portfolio's actual expenses would increase and this would likely increase the average expense figure on which the illustrations are based. See "Table of Fund Fees and Expenses" for more information about such reimbursements.

The tables also reflect the fact that no charges for federal or state income taxes are currently made against the Subaccounts. If such a charge is made in the future, it would take a higher gross annual rate of return to produce the same Policy values.

The tables illustrate the Policy values that would result based upon the hypothetical investment rates of return if premiums are paid and allocated as indicated, no amounts are allocated to the Guaranteed Account, and no Policy loans are made. The tables are also based on the assumption that the Owner has not requested an increase or decrease in the Face Amount, that no partial withdrawals have been made and no transfers have been made in any Policy Year.

Upon request, PMLIC will provide a comparable illustration of future benefits under the Policy based upon the proposed Insured's Age and Premium Class, the Death Benefit Option, Face Amount, Planned Periodic Premiums and riders requested. PMLIC reserves the right to charge a reasonable fee for this service to persons who request more than one policy illustration during a Policy year.

    PROVIDENT MUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

           $250,000 FACE AMOUNT               MALE INSURED ISSUE AGE 40 PREFERRED
          DEATH BENEFIT OPTION A                  ANNUAL PREMIUM       $3,000

              ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 0%

                       GUARANTEED* (NET RATE OF -1.72%)    CURRENT** (NET RATE OF -1.56%)
          PREMIUMS     --------------------------------   --------------------------------
END OF   ACCUMULATED    POLICY     NET CASH                POLICY     NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT    SURRENDER     DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE       VALUE      BENEFIT
------   -----------   --------   ----------   --------   --------   ----------   --------
   1         3,150       1,889         329     250,000      2,066         506     250,000
   2         6,458       3,913       2,173     250,000      4,269       2,529     250,000
   3         9,930       5,865       3,945     250,000      6,399       4,479     250,000
   4        13,577       7,737       5,637     250,000      8,448       6,348     250,000
   5        17,406       9,533       7,253     250,000     10,418       8,138     250,000
   6        21,426      11,244       8,931     250,000     12,301       9,988     250,000
   7        25,647      12,868      11,018     250,000     14,114      12,264     250,000
   8        30,080      14,402      13,014     250,000     15,853      14,465     250,000
   9        34,734      15,844      14,919     250,000     17,518      16,593     250,000
  10        39,620      17,186      16,723     250,000     19,104      18,641     250,000
  11        44,751      18,426      18,426     250,000     20,829      20,829     250,000
  12        50,139      19,551      19,551     250,000     22,477      22,477     250,000
  13        55,796      20,547      20,547     250,000     24,042      24,042     250,000
  14        61,736      21,403      21,403     250,000     25,520      25,520     250,000
  15        67,972      22,100      22,100     250,000     26,901      26,901     250,000
  16        74,521      22,626      22,626     250,000     28,179      28,179     250,000
  17        81,397      22,966      22,966     250,000     29,369      29,369     250,000
  18        88,617      23,110      23,110     250,000     30,474      30,474     250,000
  19        96,198      23,044      23,044     250,000     31,493      31,493     250,000
  20       104,158      22,743      22,743     250,000     32,421      32,421     250,000
  25       150,340      16,559      16,559     250,000     35,537      35,537     250,000
  30       209,282           0           0           0     34,860      34,860     250,000

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the maximum transaction charge for the zero coupon bond account.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the current transaction charge for the zero coupon bond account.

The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the Separate Accounts and the different rates of return of the Separate Accounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular Separate Accounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

    PROVIDENT MUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

           $250,000 FACE AMOUNT               MALE INSURED ISSUE AGE 40 PREFERRED
          DEATH BENEFIT OPTION A                  ANNUAL PREMIUM       $3,000

              ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 6%

                       GUARANTEED* (NET RATE OF 4.18%)    CURRENT** (NET RATE OF 4.35%)
          PREMIUMS     --------------------------------   -----------------------------
END OF   ACCUMULATED    POLICY     NET CASH               POLICY    NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT   SURRENDER    DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE      VALUE     BENEFIT
------   -----------   --------   ----------   --------   -------   ---------   -------
   1         3,150       2,027         467     250,000      2,212        652    250,000
   2         6,458       4,314       2,574     250,000      4,696      2,956    250,000
   3         9,930       6,658       4,738     250,000      7,247      5,327    250,000
   4        13,577       9,054       6,954     250,000      9,862      7,762    250,000
   5        17,406      11,506       9,226     250,000     12,545     10,265    250,000
   6        21,426      14,007      11,695     250,000     15,289     12,976    250,000
   7        25,647      16,558      14,708     250,000     18,113     16,263    250,000
   8        30,080      19,156      17,768     250,000     21,018     19,631    250,000
   9        34,734      21,801      20,876     250,000     24,007     23,082    250,000
  10        39,620      24,487      24,024     250,000     27,077     26,615    250,000
  11        44,751      27,213      27,213     250,000     30,451     30,451    250,000
  12        50,139      29,968      29,968     250,000     33,928     33,928    250,000
  13        55,796      32,740      32,740     250,000     37,507     37,507    250,000
  14        61,736      35,519      35,519     250,000     41,190     41,190    250,000
  15        67,972      38,290      38,290     250,000     44,972     44,972    250,000
  16        74,521      41,041      41,041     250,000     48,854     48,854    250,000
  17        81,397      43,757      43,757     250,000     52,856     52,856    250,000
  18        88,617      46,432      46,432     250,000     56,986     56,986    250,000
  19        96,198      49,054      49,054     250,000     61,253     61,253    250,000
  20       104,158      51,599      51,599     250,000     65,660     65,660    250,000
  25       150,340      62,201      62,201     250,000     90,010     90,010    250,000
  30       209,282      65,258      65,258     250,000    118,465    118,465    250,000

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the maximum transaction charge for the zero coupon bond account.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the current transaction charge for the zero coupon bond account.

The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the Separate Accounts and the different rates of return of the Separate Accounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular Separate Accounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

    PROVIDENT MUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

           $250,000 FACE AMOUNT               MALE INSURED ISSUE AGE 40 PREFERRED
          DEATH BENEFIT OPTION A                  ANNUAL PREMIUM       $3,000

             ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 12%

                       GUARANTEED* (NET RATE OF 10.07%)    CURRENT** (NET RATE OF 10.25%)
          PREMIUMS     --------------------------------   --------------------------------
END OF   ACCUMULATED    POLICY     NET CASH                POLICY     NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT    SURRENDER     DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE       VALUE      BENEFIT
------   -----------   --------   ----------   --------   --------   ----------   --------
   1         3,150       2,167         607     250,000      2,359         799     250,000
   2         6,458       4,733       2,993     250,000      5,140       3,400     250,000
   3         9,930       7,518       5,598     250,000      8,167       6,247     250,000
   4        13,577      10,538       8,438     250,000     11,456       9,356     250,000
   5        17,406      13,820      11,540     250,000     15,038      12,758     250,000
   6        21,426      17,383      15,070     250,000     18,934      16,621     250,000
   7        25,647      21,251      19,401     250,000     23,194      21,344     250,000
   8        30,080      25,456      24,069     250,000     27,855      26,467     250,000
   9        34,734      30,031      29,106     250,000     32,958      32,033     250,000
  10        39,620      35,007      34,544     250,000     38,547      38,084     250,000
  11        44,751      40,427      40,427     250,000     44,886      44,886     250,000
  12        50,139      46,327      46,327     250,000     51,844      51,844     250,000
  13        55,796      52,748      52,748     250,000     59,486      59,486     250,000
  14        61,736      59,743      59,743     250,000     67,882      67,882     250,000
  15        67,972      67,362      67,362     250,000     77,110      77,110     250,000
  16        74,521      75,671      75,671     250,000     87,259      87,259     250,000
  17        81,397      84,745      84,745     250,000     98,448      98,448     250,000
  18        88,617      94,674      94,674     250,000    110,796     110,796     250,000
  19        96,198     105,561     105,561     250,000    124,438     124,438     250,000
  20       104,158     117,517     117,517     250,000    139,521     139,521     250,000
  25       150,340     198,839     198,839     250,000    242,851     242,851     296,278
  30       209,282     331,854     331,854     384,950    410,620     410,620     476,319

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the maximum transaction charge for the zero coupon bond account.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the current transaction charge for the zero coupon bond account.

The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the Separate Accounts and the different rates of return of the Separate Accounts if the actual rates of investment return applicable to the policy averaged 0%, 6% or 12%, but varied above or below that average for particular Separate Accounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

    PROVIDENT MUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

           $250,000 FACE AMOUNT               MALE INSURED ISSUE AGE 40 PREFERRED
          DEATH BENEFIT OPTION B                  ANNUAL PREMIUM       $3,000

              ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 0%

                       GUARANTEED* (NET RATE OF -1.72%)    CURRENT** (NET RATE OF -1.56%)
          PREMIUMS     --------------------------------   --------------------------------
END OF   ACCUMULATED    POLICY     NET CASH                POLICY     NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT    SURRENDER     DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE       VALUE      BENEFIT
------   -----------   --------   ----------   --------   --------   ----------   --------
   1         3,150       1,883         323     251,883      2,062         502     252,062
   2         6,458       3,897       2,157     253,897      4,255       2,515     254,255
   3         9,930       5,832       3,912     255,832      6,369       4,449     256,369
   4        13,577       7,682       5,582     257,682      8,395       6,295     258,395
   5        17,406       9,448       7,168     259,448     10,336       8,056     260,336
   6        21,426      11,121       8,809     261,121     12,182       9,869     262,182
   7        25,647      12,699      10,849     262,699     13,949      12,099     263,949
   8        30,080      14,178      12,791     264,178     15,635      14,247     265,635
   9        34,734      15,555      14,630     265,555     17,237      16,312     267,237
  10        39,620      16,821      16,359     266,821     18,749      18,287     268,749
  11        44,751      17,974      17,974     267,974     20,411      20,411     270,411
  12        50,139      18,999      18,999     268,999     21,985      21,985     271,985
  13        55,796      19,879      19,879     269,879     23,465      23,465     273,465
  14        61,736      20,603      20,603     270,603     24,845      24,845     274,845
  15        67,972      21,151      21,151     271,151     26,114      26,114     276,114
  16        74,521      21,509      21,509     271,509     27,265      27,265     277,265
  17        81,397      21,660      21,660     271,660     28,313      28,313     278,313
  18        88,617      21,595      21,595     271,595     29,262      29,262     279,262
  19        96,198      21,301      21,301     271,301     30,111      30,111     280,111
  20       104,158      20,753      20,753     270,753     30,854      30,854     280,854
  25       150,340      13,108      13,108     263,108     32,781      32,781     282,781
  30       209,282           0           0           0     30,327      30,327     280,327

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the maximum transaction charge for the zero coupon bond account.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the current transaction charge for the zero coupon bond account.

The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the Separate Accounts and the different rates of return of the Separate Accounts if the actual rates of investment return applicable to the policy averaged 0%, 6% or 12%, but varied above or below that average for particular Separate Accounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

    PROVIDENT MUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

           $250,000 FACE AMOUNT               MALE INSURED ISSUE AGE 40 PREFERRED
          DEATH BENEFIT OPTION B                  ANNUAL PREMIUM       $3,000

              ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 6%

                       GUARANTEED* (NET RATE OF 4.18%)    CURRENT** (NET RATE OF 4.35%)
          PREMIUMS     --------------------------------   -----------------------------
END OF   ACCUMULATED    POLICY     NET CASH               POLICY    NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT   SURRENDER    DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE      VALUE     BENEFIT
------   -----------   --------   ----------   --------   -------   ---------   -------
   1         3,150       2,022         462     252,022      2,207        647    252,207
   2         6,458       4,297       2,557     254,297      4,679      2,939    254,679
   3         9,930       6,620       4,700     256,620      7,213      5,293    257,213
   4        13,577       8,988       6,888     258,988      9,800      7,700    259,800
   5        17,406      11,400       9,120     261,400     12,443     10,163    262,443
   6        21,426      13,849      11,537     263,849     15,135     12,823    265,135
   7        25,647      16,332      14,482     266,332     17,893     16,043    267,893
   8        30,080      18,844      17,457     268,844     20,714     19,326    270,714
   9        34,734      21,382      20,457     271,382     23,599     22,674    273,599
  10        39,620      23,936      23,474     273,936     26,543     26,080    276,543
  11        44,751      26,503      26,503     276,503     29,793     29,793    279,793
  12        50,139      29,064      29,064     279,064     33,121     33,121    283,121
  13        55,796      31,602      31,602     281,602     36,521     36,521    286,521
  14        61,736      34,100      34,100     284,100     39,990     39,990    289,990
  15        67,972      36,534      36,534     286,534     43,517     43,517    293,517
  16        74,521      38,883      38,883     288,883     47,096     47,096    297,096
  17        81,397      41,122      41,122     291,122     50,744     50,744    300,744
  18        88,617      43,236      43,236     293,236     54,464     54,464    304,464
  19        96,198      45,200      45,200     295,200     58,258     58,258    308,258
  20       104,158      46,978      46,978     296,978     62,121     62,121    312,121
  25       150,340      51,451      51,451     301,451     82,307     82,307    332,307
  30       209,282      42,560      42,560     292,560    102,442    102,442    352,442

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the maximum transaction charge for the zero coupon bond account.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the current transaction charge for the zero coupon bond account.

The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the Separate Accounts and the different rates of return of the Separate Accounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular Separate Accounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

    PROVIDENT MUTUAL -- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE

           $250,000 FACE AMOUNT               MALE INSURED ISSUE AGE 40 PREFERRED
          DEATH BENEFIT OPTION B                  ANNUAL PREMIUM       $3,000

             ASSUMING HYPOTHETICAL GROSS ANNUAL RATE OF RETURN 12%

                       GUARANTEED* (NET RATE OF 10.07%)    CURRENT** (NET RATE OF 10.25%)
          PREMIUMS     --------------------------------   --------------------------------
END OF   ACCUMULATED    POLICY     NET CASH                POLICY     NET CASH
POLICY   AT 5% INT.    ACCOUNT    SURRENDER     DEATH     ACCOUNT    SURRENDER     DEATH
 YEAR     PER YEAR      VALUE       VALUE      BENEFIT     VALUE       VALUE      BENEFIT
------   -----------   --------   ----------   --------   --------   ----------   --------
   1         3,150       2,161         601     252,161      2,353         793     252,353
   2         6,458       4,713       2,973     254,713      5,122       3,382     255,122
   3         9,930       7,475       5,555     257,475      8,127       6,207     258,127
   4        13,577      10,460       8,360     260,460     11,382       9,282     261,382
   5        17,406      13,690      11,410     263,690     14,913      12,633     264,913
   6        21,426      17,180      14,868     267,180     18,737      16,425     268,737
   7        25,647      20,951      19,101     270,951     22,901      21,051     272,901
   8        30,080      25,024      23,637     275,024     27,434      26,046     277,434
   9        34,734      29,427      28,502     279,427     32,370      31,445     282,370
  10        39,620      34,180      33,718     284,180     37,744      37,282     287,744
  11        44,751      39,315      39,315     289,315     43,854      43,854     293,854
  12        50,139      44,852      44,852     294,852     50,523      50,523     300,523
  13        55,796      50,811      50,811     300,811     57,803      57,803     307,803
  14        61,736      57,221      57,221     307,221     65,747      65,747     315,747
  15        67,972      64,103      64,103     314,103     74,410      74,410     324,410
  16        74,521      71,486      71,486     321,486     83,857      83,857     333,857
  17        81,397      79,399      79,399     329,399     94,183      94,183     344,183
  18        88,617      87,883      87,883     337,883    105,479     105,479     355,479
  19        96,198      96,976      96,976     346,976    117,842     117,842     367,842
  20       104,158     106,709     106,709     356,709    131,375     131,375     381,375
  25       150,340     166,003     166,003     416,003    220,921     220,921     470,921
  30       209,282     245,320     245,320     495,320    361,285     361,285     611,285

---------------
 * These values reflect investment results using guaranteed cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the maximum transaction charge for the zero coupon bond account.

** These values reflect investment results using current cost of insurance rates, mortality and expense risk charges, premium expense charges, administrative charges, and the current transaction charge for the zero coupon bond account.

The death benefit may, and the policy account values and net cash surrender values will differ if premiums are paid in different amounts or frequencies.

It is emphasized that the hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would be different from those shown if actual rates of investment return applicable to the Policy averaged 0%, 6% or 12% over a period of years, but also fluctuated above or below that average for individual Policy years. The Death Benefit, Policy Account Value and Net Cash Surrender Value for a Policy would also be different from those shown, depending on the investment allocations made to the Separate Accounts and the different rates of return of the Separate Accounts if the actual rates of investment return applicable to the Policy averaged 0%, 6% or 12%, but varied above or below that average for particular Separate Accounts. No representations can be made that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.